SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          -----------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934
                         ------------------------------



       Date of Report (Date of earliest event reported): November 29, 2000


                                   TCPI, INC.
                                   ----------
             (Exact name of registrant as specified in its charter)


           Florida                                        0-25406                            65-0308922
           -------                                       --------                           ----------
  (State or other jurisdiction of                (Commission File Number)          (I.R.S. Employer Identification No.)
         incorporation)
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                  3341 S.W. 15th Street
                  Pompano Beach, Florida               33069
                  -----------------------              -----
          (Address of principal executive offices)   (Zip code)


Registrant's telephone number, including area code: 954/979-0400


                                 Not Applicable

          (Former name or former address, if changed since last report)



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Item 5.  Other Events

Litigation With Former Chairman And Certain Family Limited Partnerships
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         The Company has filed three actions in the United States District Court for the Southern District of Florida against its former Chairman and President,
Jack L. Aronowitz and/or certain family limited partnerships. Collectively these actions seek full contribution of more than $650,000 from Mr. Aronowitz related to the TCPI's prior settlement agreement with the United States of America related to an Environmental Protection Agency ("EPA") matter as well as a declaratory judgment upholding the Company's contractual rights to its noninvasive glucose monitoring and other technology. In addition, the Company called due a loan in the amount of $713,000 personally guaranteed by Mr.
Aronowitz.

         Previously, Mr. Aronowitz filed a lawsuit in Broward County (Florida)
Circuit Court against the Company, its directors, and its general counsel seeking to rescind his license agreement with TCPI as well as various other claims disputing the manner in which his employment agreement was terminated and he ceased to be the Company's Chairman, President and Chief Technical Officer.
An amended complaint was subsequently filed on November 13, 2000. The Company believes the claims contained in the complaint, as amended, are without merit and is vigorously defending itself in this lawsuit.

         The following summarizes the actions taken by TCPI and outlines the Company's position on these matters:

1. On September 12, 2000, the Board of Directors of the Company voted to terminate the employment of Jack L. Aronowitz pursuant to the termination without cause provision of Mr. Aronowitz' Employment
         Agreement dated September 27, 1996 ("Employment Agreement").
         Simultaneously, the Board voted to remove Mr. Aronowitz as Chairman, President and Chief Technical Officer of the Company. Mr. Aronowitz remains a Director of the Company. He owns or controls approximately
         13% of the outstanding shares of TCPI's common stock.

2. On September 13, 2000, a Letter of Intent was executed by the Company and Mr. Aronowitz that provided, among other things, that Mr.
         Aronowitz' signature on the Letter of Intent was deemed his resignation and retirement from the Company as Chairman, President, and Chief
         Technical Officer. In addition, the Letter of Intent was subject to the execution of a definitive Agreement as to the terms and conditions of Mr. Aronowitz' separation from the Company, which was to be signed by no later than September 20, 2000. No such definitive Agreement was entered into by September 20, 2000.

3. Subsequent to the execution of the Letter of Intent, Mr. Aronowitz made certain demands on the Company that were beyond the scope of the Letter of Intent; including a demand that payments be made to him related to the Company's noninvasive TD Glucose(TM) Monitoring System and other technology. The Company rejected these demands.

4.       On October 19, 2000, the Company was served with a Summons and
         Complaint in an action commenced by Mr. Aronowitz in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida - Case
         No. 00017365. The named defendants are the Company, its directors (with the exclusion of Mr. Aronowitz) and the Company's general counsel. On
         November 13, 2000, Mr. Aronowitz amended the complaint to assert claims for indemnification of certain litigation in which he is named as a party. The Company believes the claims contained in this complaint, as amended, are without merit and will vigorously defend itself in this lawsuit. An unfavorable outcome of this litigation would have a material adverse impact on the Company, including possible inability to sell the Company's TD Glucose Monitoring System. Mr. Aronowitz is seeking unspecified damages. The Company presently has until December 15, 2000 to respond to the amended complaint.

5. On November 9, 2000, the Company commenced an action in the United States District Court, Southern District of Florida - Case No.00-7656-CIV - against the Aronowitz Delaware 2 Family Limited Partnership, a Delaware limited partnership and successor to the maker of a negotiable promissory note dated August 28, 1998 in the amount of $750,000. Mr. Aronowitz is a limited partner in the defendant family partnership and the guarantor of the note. The action was commenced after a scheduled payment on the loan was not made by the family limited partnership, and the principal amount of the loan was accelerated. The Company is seeking the balance due on the loan, approximately $713,000 together with attorneys' fees. The net amount due Mr. Aronowitz under the termination without cause provision of his Employment Agreement (after deductions for taxes) as well as any other amounts due Mr. Aronowitz from the Company are being applied periodically to the reduction of Mr. Aronowitz' Guaranty obligation to TCPI.

6. On November 13, 2000, the Company commenced an action in the United States District Court, Southern District of Florida - Case No. 00-7675-CIV - against a family limited partnership which is the current Licensor of the Cancellation and Exclusive License Agreement ("License Agreement") executed on January 31, 1996 by Mr. Aronowitz. Mr. Aronowitz is a limited partner of one of the defendants. The action includes the Company's claims (1) for a declaratory judgment that the Licensor has no right, title or interest, in and to the technology of TCPI's TD Glucose Monitoring System and any patents that mature from related patent applications, and that the Licensor has no rights to receive royalty payments on the sale or license by the Company of such technology, and (2) that the License Agreement terminates on the expiration dates of each of the licensed patents. In addition to the above claims, the Company is seeking its attorneys' fees.

7. On November 22, 2000, the Company filed a claim in the United States District Court Southern District of Florida Case No. 98-6201-CIV - Dimitrouleas - for full contribution and declaratory judgment against Jack L. Aronowitz. This action seeks to hold Mr. Aronowitz fully liable for the judgment and subsequent settlement entered into by TCPI with the EPA in the amount of approximately $650,000 relating to a Comprehensive Environmental Response Compensation and Liability Act of 1983 ("CERCLA") matter. The Company is also seeking an order from the court of TCPI's nonliability to Mr. Aronowitz for contribution or indemnity. The Company asserts that Mr. Aronowitz is 100% responsible for this judgment as it was his conduct prior to the incorporation of TCPI in January of 1992 that resulted in the judgment against the Company and Mr. Aronowitz. Previously, on October 11, 2000, the Company entered into a settlement agreement with the United States relating to this EPA matter with such settlement agreement being judicially approved by the trial court on October 18, 2000. The settlement is in the amount of $650,000 plus interest payable over a 21-month period beginning in October 2000 with the first payment due within 30 days of execution of the formal settlement agreement and quarterly payments made thereafter on the balance plus interest at the rate of 5.3% per year. Under the terms of this agreement, the Company made its first payment of $112,963 on October 13, 2000.


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Forward-Looking Statements
--------------------------

         Information in this Form 8-K, including any information incorporated by reference herein, includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and is subject to the safe-harbor created by such sections. The Company's actual results may differ significantly from the results discussed in such forward-looking statements.

         Statements regarding the resolution of pending litigation, future liquidity and capital resources, as well as other statements contained in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, and similar statements are forward-looking statements. These statements are based upon assumptions and analyses made by the Company in light of current conditions, future developments and other factors the Company believes are appropriate in the circumstances, or information obtained from third parties and are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results might differ materially from those suggested or projected in the forward-looking statements. Factors that may cause actual future events to differ significantly from those predicted or assumed include, but are not limited to: the satisfactory conduct and completion of clinical trials demonstrating efficacy of the TD Glucose(TM) Monitoring System; FDA and foreign regulatory clearance of the TD Glucose Monitoring System; delays in product development; receipt of any required regulatory approvals; risks related to the early stage of the Company's existence and its products' development; the Company's ability to execute its business plans; the Company's dependence on outside parties such as its key customers, suppliers, licensing and alliance partners; risks and expense of government regulation; risks associated with obtaining and maintaining patents and other protections of intellectual property; risks associated with uncertainty of litigation and appeals, and the payment of judgments not reversed on appeal or otherwise; the Company's limited cash reserves and sources of liquidity, including the satisfaction of terms and conditions relating to funding, and timing and receipt of proceeds from any funding; uncertainties regarding timing and effectiveness of registration statements; uncertainties in availability of expansion capital in the future and other risks associated with capital markets, including funding of ongoing operations, risks associated with the Company's ability to negotiate and obtain additional financing, equity investments or strategic transactions on favorable terms or at all, as well as those listed in the Company's other press releases and in its other filings with the Securities and Exchange Commission. The Company may determine to discontinue or delay the development of any or all of its products under development at any time. Moreover, the Company may not be able to successfully develop and market new products, complete planned acquisitions, enter into strategic alliances or implement any or all of its operating strategy unless it is able to generate additional liquidity and working capital. For a complete description of the Company's business, products and liquidity, see the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and subsequent quarterly reports on Form 10-Q.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 29, 2000       TCPI, INC.



                               By: /s/ Walter V. Usinowicz, Jr.
                                  ------------------------------
                                   Walter V. Usinowicz, Jr.
                                   Vice President of Finance and Chief
                                    Financial Officer (Chief Accounting Officer)